                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                           SUBSIDIARIES OF REGISTRANT

                                                                        PERCENT        PERCENT
                                                                        DIRECT        INDIRECT
                                                                       OWNERSHIP      OWNERSHIP        JURISDICTION
                                                                     -------------  -------------  --------------------
Albany International Pty., Ltd.....................................          100                   Australia
Albany International Feltros e Telas Industriais Ltda..............          100                   Brazil
Albany International Canada Inc....................................          100                   Canada
Albany Fennofelt Oy AB.............................................                         100    Finland
Albany International Holding S.A...................................          100                   France
Albany International S.A...........................................                         100    France
Martel Catala S.A..................................................                         100    France
Toiles Franck S.A..................................................                         100    France
Nomafa S.A.R.L.....................................................                         100    France
Nomafa Betriebsschutzeinrichtungen GmbH............................                         100    Germany
Nordiskafilt GmbH..................................................                         100    Germany
Albany International GmbH Ahlen....................................                         100    Germany
Albany International GmbH Goppingen................................                         100    Germany
Albany International Nederland B.V.................................          100                   Netherlands
Nomafa B.V.........................................................                         100    Netherlands
Albany International B.V...........................................                         100    Netherlands
Nordiskafilt Kabushiki Kaisha......................................                         100    Japan
Albany International S.A. de C.V...................................          100                   Mexico
Wangner De Mexico, S.A. de C.V.....................................          100                   Mexico
Albany Nordiskafilt AS.............................................                         100    Norway
Albany Nordiskafilt AB.............................................          100                   Sweden
Nordiska Maskinfilt Aktiebolag.....................................                         100    Sweden
Nordiskafilt Aktiebolag............................................                         100    Sweden
Dewa Consulting AB.................................................                         100    Sweden
Nomafa Aktiebolag..................................................          100                   Sweden
Albany Wallbergs AB................................................          100                   Sweden
Nordiska Industrie Produkte AG.....................................          100                   Switzerland
Albany International AG............................................          100                   Switzerland
Albany International Ltd...........................................          100                   United Kingdom
Albany International Research Co...................................          100                   United States